Exhibit 99.1

News Release

For immediate release

News Media Contact:	Investor Relations Contact:
Dan Wilinsky	Eric Boyer
+1 303 397 2468	+1 303 397 2969
dan.wilinsky@ihsmarkit.com	eric.boyer@ihsmarkit.com

IHS Markit Reports Fourth Quarter and Fiscal Year 2016 Results

LONDON (January 17, 2017) - IHS Markit Ltd. (Nasdaq: INFO), a world leader in critical information, analytics and solutions for the major industries and markets that drive economies worldwide, today reported results for the fourth quarter ended November 30, 2016.

•	Revenue of $874 million, including organic revenue growth of 1 percent

•	Net income of $89 million and diluted earnings per share (EPS) of $0.21

•	Adjusted EBITDA of $338 million and Adjusted earnings per diluted share (Adjusted EPS) of $0.48

•	Cash flow from operations of $163 million and free cash flow of $115 million

Adjusted EBITDA, Adjusted EPS, and free cash flow are non-GAAP financial measures used by management to measure operating performance. These terms are defined elsewhere in this release. Please see schedules appearing later in this release for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures.

Full-year results include IHS results for the full fiscal year and Markit results from the date of merger (July 12, 2016).

Fourth Quarter and Full Year 2016 Financial Performance

	Three months ended November 30,		Change		Year ended November 30,		Change
(in millions, except percentages and per share data)	2016	2015	$	%	2016	2015	$	%
Revenue	$873.8	$555.7	$318.1	57%	$2,734.8	$2,184.3	$550.5	25%

Net income attributable to IHS Markit	$89.3	$90.5	$(1.2)	(1)%	$152.8	$240.2	$(87.4)	(36)%
Adjusted EBITDA	$338.1	$186.5	$151.6	81%	$987.7	$696.4	$291.3	42%

GAAP EPS	$0.21	$0.37	$(0.16)	(43)%	$0.48	$0.97	$(0.49)	(51)%
Adjusted EPS	$0.48	$0.44	$0.04	9%	$1.80	$1.60	$0.20	13%

Cash flow from operations	$163.2	$116.0	$47.2	41%	$638.3	$612.6	$25.7	4%
Free cash flow	$114.9	$90.8	$24.1	27%	$490.7	$489.7	$1.0	—%

“2016 was a momentous year for IHS Markit as we merged two world class organizations in record time,” said Jerre Stead, IHS Markit chairman and chief executive officer. “Thanks to the tireless work by our colleagues we hit the ground running in December, the start of our first fiscal year as a new company.”

“We are in a very solid financial position entering our first fiscal year as a merged company, with a business model that has favorable financial characteristics. The financial levers afforded to us from the merger allow us to invest in our future while delivering strong returns for our shareholders,” said Todd Hyatt, IHS Markit chief financial officer.

Fourth Quarter and Full Year 2016 Revenue Performance

Fourth quarter 2016 revenue increased 57 percent compared to the fourth quarter of 2015, and full year 2016 revenue increased 25 percent compared to the same period of 2015. The following table provides additional revenue information by transaction type.

	Three months ended November 30,		Percent change		Year ended November 30,		Percent change
(in millions, except percentages)	2016	2015	Total	Organic	2016	2015	Total	Organic
Recurring fixed	$621.3	$448.2	39%	—%	$2,074.5	$1,768.5	17%	—%
Recurring variable	107.3	—	N/A	11%	164.1	—	N/A	8%
Non-recurring	145.2	107.5	35%	(1)%	496.2	415.8	19%	(3)%
Total revenue	$873.8	$555.7	57%	1%	$2,734.8	$2,184.3	25%	—%

The components of revenue growth are described below by segment and in total.

	Change in revenue
	Fourth quarter 2016 vs. fourth quarter 2015				2016 vs. 2015
(All amounts represent percentage points)	Organic	Acquisitive	Foreign Currency	Total	Organic	Acquisitive	Foreign Currency	Total
Resources	(9)%	10%	(2)%	(1)%	(9)%	8%	(1)%	(3)%
Transportation	11%	9%	(1)%	18%	10%	8%	(1)%	18%
Consolidated Markets & Solutions	(3)%	—%	(3)%	(6)%	(2)%	2%	(2)%	(2)%
Financial Services*	4%	1%	(4)%	1%	4%	2%	(4)%	2%
Total	1%	59%**	(3)%	57%	—%	27%**	(2)%	25%
* Financial Services segment (composed entirely of legacy Markit business) change in revenue based on 2016 fourth quarter revenue of $292 million vs. 2015 fourth quarter revenue of $290 million and YTD 2016 stub period revenue of $449 million vs. YTD 2015 stub period revenue of $440 million.
** Total company acquired revenue includes Financial Services segment 2016 Q4 and 2016 stub period revenue of $292 million and $449 million, respectively, less $2 million and $9 million, respectively, attributed to components above.

Fourth Quarter and Full Year 2016 Operating Performance

Segment results were as follows (additional segment information is included on pages 9 and 11):

•
Resources. Fourth quarter revenue for Resources decreased $1 million, or 1 percent, to $214 million, and declined 10 percent organically for the recurring-based business. Fourth quarter Adjusted EBITDA for Resources increased $2 million, or 2 percent, to $92 million.

Year-to-date revenue for Resources decreased $24 million, or 3 percent, to $861 million. Year-to-date Adjusted EBITDA for Resources increased $11 million, or 3 percent, to $368 million.

•
Transportation. Fourth quarter revenue for Transportation increased $36 million, or 18 percent, to $235 million, and included 9 percent organic growth for the recurring-based business. Fourth quarter Adjusted EBITDA for Transportation increased $22 million, or 28 percent, to $101 million.

Year-to-date revenue for Transportation increased $134 million, or 18 percent, to $893 million. Year-to-date Adjusted EBITDA for Transportation increased $71 million, or 25 percent, to $353 million.

•
Consolidated Markets & Solutions (CMS). Fourth quarter revenue for CMS decreased $9 million, or 6 percent, to $133 million, and had 1 percent organic growth for the recurring-based business. Fourth quarter Adjusted EBITDA for CMS increased $2 million, or 6 percent, to $36 million.

Year-to-date revenue for CMS decreased $9 million, or 2 percent, to $532 million. Year-to-date Adjusted EBITDA for CMS increased $21 million, or 19 percent, to $128 million.

•	Financial Services. Fourth quarter revenue for Financial Services was $292 million, and included 4 percent total organic growth. Fourth quarter Adjusted EBITDA for Financial Services was $125 million.

Fourth quarter results were adversely affected by the recognition of $41 million of merger-related costs as well as higher levels of stock-based compensation expense. Adjusted EPS in the quarter excludes these impacts.

Outlook (forward-looking statement)

For the year ending November 30, 2017, IHS Markit expects:

•	Revenue in a range of $3.490 billion to $3.560 billion, including total organic growth of 2 percent to 4 percent;

•	Adjusted EBITDA in a range of $1.375 billion to $1.400 billion; and

•	Adjusted EPS in a range of $2.02 to $2.08 per diluted share.

The above outlook assumes no further currency movements, acquisitions, divestitures, pension mark-to-market adjustments or unanticipated events. See discussion of non-GAAP financial measures at the end of this release.

As previously announced, IHS Markit will hold a conference call to discuss fourth quarter 2016 results on January 17, 2017, at 8:00 a.m. EDT. The conference call will be simultaneously webcast on the Investor Relations section of the company’s website: investor.ihsmarkit.com.

###

Use of Non-GAAP Financial Measures
Non-GAAP results are presented only as a supplement to our financial statements based on U.S. generally accepted accounting principles (GAAP). Non-GAAP financial information is provided to enhance the reader’s understanding of our financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP and non-GAAP measures should not be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures, such as EBITDA, Adjusted EBITDA, Adjusted net income, Adjusted EPS, and free cash flow are provided within the schedules attached to this release.

We use non-GAAP measures in our operational and financial decision-making, believing that it is useful to exclude certain items in order to focus on what we deem to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. As a result, internal management reports used during monthly operating reviews feature the Adjusted EBITDA, Adjusted net income, Adjusted EPS, and free cash flow metrics. We also believe that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures.

Non-GAAP measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to IHS Markit, many of which present non-GAAP measures when reporting their results. These measures can be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of GAAP financial disclosures. However, non-GAAP measures have limitations as an analytical tool. Non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies. They are not presentations made in accordance with GAAP, are not measures of financial condition or liquidity, and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. As a result, you should not consider such performance measures in isolation from, or as a substitute analysis for, results of operations as determined in accordance with GAAP.

Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “aim,” “strive,” “believe,” “see,” “project,” “predict,” “estimate,” “expect,” “continue,” “strategy,” “future,” “likely,” “may,” “might,” “should,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Examples of forward-looking statements include, among others, statements we make regarding: guidance and predictions relating to expected operating results, such as revenue growth and earnings; strategic actions, including acquisitions and dispositions, anticipated benefits from strategic actions including the merger between IHS Inc. and Markit Ltd., and our success in integrating acquired businesses; anticipated levels of capital expenditures in future periods; our belief that we have sufficient liquidity to fund our ongoing business operations; expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities and governmental and regulatory investigations and proceedings; and our strategy for customer retention, growth, product development, market position, financial results, and reserves. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: economic and financial conditions, including volatility in interest and exchange rates; our ability to manage system failures, capacity constraints, and cyber risks; our ability to successfully manage risks associated with changes in demand for our products and services, as well as changes in our targeted industries; our ability to develop new platforms to deliver our products and services, pricing, and other competitive pressures; legislative, regulatory, and economic developments, including any new or proposed U.S. Treasury rule changes; the extent to which we are successful in gaining new long-term relationships with customers or retaining existing ones and the level of service failures that could lead customers to use competitors' services; the anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion, and growth of the combined company’s operations; our ability to integrate the business successfully and to achieve anticipated synergies, risks, and costs; any potential adverse reactions (including litigation), disruptions, or changes to business relationships resulting from the completion of the merger; our ability to retain and hire key personnel; our ability to satisfy our debt obligations and our other ongoing business obligations; the continued availability of capital and financing and rating agency actions; and the occurrence of any catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities. These risks, as well as other risks, are more fully discussed in our filings with the U.S. Securities and Exchange Commission. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties, and similar risks, any of which could have a material adverse effect on our consolidated financial condition, results of operations, credit rating, or liquidity. Therefore, you should not rely on any of these forward-looking statements. Any forward-looking statement made by us in this communication is based only on information currently available to us and speaks only as of the date of this report. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

About IHS Markit
IHS Markit (Nasdaq: INFO) is a world leader in critical information, analytics and solutions for the major industries and markets that drive economies worldwide. The company delivers next-generation information, analytics and solutions to customers in business, finance and government, improving their operational efficiency and providing deep insights that lead to well-informed, confident decisions. IHS Markit has more than 50,000 key business and government customers, including 85 percent of the Fortune Global 500 and the world’s leading financial institutions. Headquartered in London, IHS Markit is committed to sustainable, profitable growth.

IHS Markit is a registered trademark of IHS Markit Ltd. All other company and product names may be trademarks of their respective owners. © 2016 IHS Markit Ltd. All rights reserved.

IHS MARKIT LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	As of November 30, 2016	As of November 30, 2015
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$138.9	$291.6
Accounts receivable, net	565.8	355.9
Income tax receivable	26.0	4.6
Deferred subscription costs	55.6	52.8
Assets held for sale	—	193.4
Other	147.2	52.2
Total current assets	933.5	950.5
Non-current assets:
Property and equipment, net	416.2	314.4
Intangible assets, net	4,351.8	1,014.7
Goodwill	8,214.6	3,287.5
Deferred income taxes	14.8	6.6
Other	10.5	3.8
Total non-current assets	13,007.9	4,627.0
Total assets	$13,941.4	$5,577.5
Liabilities and shareholders' equity
Current liabilities:
Short-term debt	$104.6	$36.0
Accounts payable	58.9	59.2
Accrued compensation	174.0	105.5
Accrued royalties	35.7	33.3
Other accrued expenses	257.1	118.4
Income tax payable	11.9	23.3
Deferred revenue	770.2	552.5
Liabilities held for sale	—	32.1
Total current liabilities	1,412.4	960.3
Long-term debt	3,279.3	2,071.5
Accrued pension and postretirement liability	33.0	26.7
Deferred income taxes	974.5	259.5
Other liabilities	74.7	58.6
Commitments and contingencies
Redeemable noncontrolling interest	62.5	—
Shareholders' equity	8,105.0	2,200.9
Total liabilities and shareholders' equity	$13,941.4	$5,577.5

IHS MARKIT LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except for per-share amounts)
(Unaudited)

	Three months ended November 30,		Year ended November 30,
	2016	2015	2016	2015
Revenue	$873.8	$555.7	$2,734.8	$2,184.3
Operating expenses:
Cost of revenue	345.5	194.8	1,037.7	819.2
Selling, general and administrative	246.0	206.3	907.1	795.3
Depreciation and amortization	119.2	55.6	335.7	215.1
Restructuring charges	(1.1)	17.3	22.8	39.4
Acquisition-related costs	41.3	0.9	161.2	1.5
Net periodic pension and postretirement expense	8.8	3.0	10.0	4.5
Other expense (income), net	1.9	0.2	(0.1)	1.5
Total operating expenses	761.6	478.1	2,474.4	1,876.5
Operating income	112.2	77.6	260.4	307.8
Interest income	0.4	0.3	1.3	0.9
Interest expense	(27.4)	(18.4)	(119.4)	(70.9)
Non-operating expense, net	(27.0)	(18.1)	(118.1)	(70.0)
Income from continuing operations before income taxes and equity in loss of equity method investee	85.2	59.5	142.3	237.8
Benefit (provision) for income taxes	5.8	(12.1)	5.1	(48.9)
Equity in loss of equity method investee	(3.3)	—	(4.5)	—
Income from continuing operations	87.7	47.4	142.9	188.9
Income from discontinued operations, net	1.2	43.1	9.2	51.3
Net income	88.9	90.5	152.1	240.2
Net loss attributable to noncontrolling interest	0.4	—	0.7	—
Net income attributable to IHS Markit Ltd.	$89.3	$90.5	$152.8	$240.2

Basic earnings per share:
Income from continuing operations attributable to IHS Markit Ltd.	$0.21	$0.20	$0.46	$0.78
Income from discontinued operations, net	—	0.18	0.03	0.21
Net income attributable to IHS Markit Ltd.	$0.21	$0.37	$0.49	$0.99
Weighted average shares used in computing basic earnings per share	416.6	241.6	309.2	243.4

Diluted earnings per share:
Income from continuing operations attributable to IHS Markit Ltd.	$0.20	$0.19	$0.45	$0.77
Income from discontinued operations, net	—	0.18	0.03	0.21
Net income attributable to IHS Markit Ltd.	$0.21	$0.37	$0.48	$0.97
Weighted average shares used in computing diluted earnings per share	432.9	244.5	316.3	246.4

IHS MARKIT LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Year ended November 30,
	2016	2015
Operating activities:
Net income attributable to IHS Markit Ltd.	$152.8	$240.2
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	335.7	235.5
Stock-based compensation expense	206.2	135.4
Gain on sale of business	(41.5)	—
Impairment of assets	—	4.6
Excess tax benefit from stock-based compensation	(5.6)	(5.5)
Net periodic pension and postretirement expense	10.0	4.5
Undistributed earnings of affiliates, net	2.2	—
Pension and postretirement contributions	(5.7)	(5.9)
Deferred income taxes	6.7	(34.9)
Change in assets and liabilities:
Accounts receivable, net	(8.5)	56.1
Other current assets	12.3	(15.6)
Accounts payable	(12.5)	(4.1)
Accrued expenses	35.6	(0.1)
Income tax	(44.7)	32.1
Deferred revenue	(14.6)	(34.2)
Other liabilities	9.9	4.5
Net cash provided by operating activities	638.3	612.6
Investing activities:
Capital expenditures on property and equipment	(147.6)	(122.9)
Acquisitions of businesses, net of cash acquired	(1,014.4)	(369.9)
Proceeds from sale of business	190.9	—
Change in other assets	(4.5)	(3.8)
Settlements of forward contracts	(7.2)	0.6
Net cash used in investing activities	(982.8)	(496.0)
Financing activities:
Proceeds from borrowings	4,018.0	550.0
Repayment of borrowings	(3,364.8)	(261.2)
Payment of debt issuance costs	(22.8)	—
Excess tax benefit from stock-based compensation	5.6	5.5
Proceeds from the exercise of employee stock options	147.3	—
Repurchases of common stock	(605.8)	(248.9)
Net cash provided by financing activities	177.5	45.4
Foreign exchange impact on cash balance	12.8	(22.1)
Net increase (decrease) in cash and cash equivalents	(154.2)	139.9
Cash and cash equivalents at the beginning of the period	293.1	153.2
Cash and cash equivalents at the end of the period	$138.9	$293.1
Less: Cash and cash equivalents associated with discontinued operations at the end of the period	—	(1.5)
Cash and cash equivalents from continuing operations at the end of the period	$138.9	$291.6

IHS MARKIT LTD.
SUPPLEMENTAL REVENUE DISCLOSURE
(In millions)
(Unaudited)

	Three months ended November 30,		Percent change		Year ended November 30,		Percent change
	2016	2015	Total	Organic	2016	2015	Total	Organic
Recurring fixed revenue:
Resources	$182.1	$182.9	—%	(10)%	$739.5	$749.4	(1)%	(9)%
Transportation	160.6	147.6	9%	9%	621.4	569.2	9%	10%
CMS	114.0	117.7	(3)%	1%	458.1	449.9	2%	2%
Financial Services	164.6	—	N/A	2%	255.5	—	N/A	2%
Total recurring fixed revenue	$621.3	$448.2	39%	—%	$2,074.5	$1,768.5	17%	—%

Recurring variable revenue:
Financial Services	$107.3	$—	N/A	11%	$164.1	$—	N/A	8%
Total recurring variable revenue	$107.3	$—	N/A	11%	$164.1	$—	N/A	8%

Non-recurring revenue:
Resources	$31.4	$31.7	(1)%	(3)%	$121.3	$135.2	(10)%	(12)%
Transportation	74.5	51.5	45%	14%	271.4	189.2	43%	13%
CMS	19.2	24.3	(21)%	(20)%	74.1	91.4	(19)%	(19)%
Financial Services	20.1	—	N/A	(15)%	29.4	—	N/A	(8)%
Total non-recurring revenue	$145.2	$107.5	35%	(1)%	$496.2	$415.8	19%	(3)%

Total revenue (segment):
Resources	$213.5	$214.6	(1)%	(9)%	$860.8	$884.6	(3)%	(9)%
Transportation	235.1	199.1	18%	11%	892.8	758.4	18%	10%
CMS	133.2	142.0	(6)%	(3)%	532.2	541.3	(2)%	(2)%
Financial Services	292.0	—	N/A	4%	449.0	—	N/A	4%
Total revenue	$873.8	$555.7	57%	1%	$2,734.8	$2,184.3	25%	—%

IHS MARKIT LTD.
RECONCILIATION OF CONSOLIDATED NON-GAAP FINANCIAL MEASURES TO
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In millions, except for per-share amounts)
(Unaudited)

	Three months ended November 30,		Year ended November 30,
	2016	2015	2016	2015
Net income attributable to IHS Markit Ltd.	$89.3	$90.5	$152.8	$240.2
Interest income	(0.4)	(0.3)	(1.3)	(0.9)
Interest expense	27.4	18.4	119.4	70.9
Provision for income taxes	(5.8)	12.1	(5.1)	48.9
Depreciation	36.6	23.1	114.8	85.0
Amortization related to acquired intangible assets	82.6	32.5	220.9	130.1
EBITDA (1)(6)	$229.7	$176.3	$601.5	$574.2
Stock-based compensation expense	61.3	32.6	203.9	128.9
Restructuring charges	(1.1)	17.3	22.8	39.4
Acquisition-related costs	41.3	0.9	161.2	1.5
Litigation charges related to class action suit	0.1	—	0.1	—
Loss on debt extinguishment	0.6	—	0.6	—
Impairment of assets	—	—	—	1.2
Gain on sale of assets	(0.7)	—	(0.7)	—
Pension mark-to-market expense	8.4	2.5	8.4	2.5
Share of joint venture results not attributable to Adjusted EBITDA	0.6	—	0.3	—
Adjusted EBITDA attributable to noncontrolling interest	(0.9)	—	(1.2)	—
Income from discontinued operations, net	(1.2)	(43.1)	(9.2)	(51.3)
Adjusted EBITDA (2)(6)	$338.1	$186.5	$987.7	$696.4

	Three months ended November 30,		Year ended November 30,
	2016	2015	2016	2015
Net income attributable to IHS Markit Ltd.	$89.3	$90.5	$152.8	$240.2
Stock-based compensation expense	61.3	32.6	203.9	128.9
Amortization related to acquired intangible assets	82.6	32.5	220.9	130.1
Restructuring charges	(1.1)	17.3	22.8	39.4
Acquisition-related costs	41.3	0.9	161.2	1.5
Litigation charges related to class action suit	0.1	—	0.1	—
Acquisition financing fees	—	—	12.1	—
Loss on debt extinguishment	0.6	—	0.6	—
Impairment of assets	—	—	—	1.2
Gain on sale of assets	(0.7)	—	(0.7)	—
Pension mark-to-market expense	8.4	2.5	8.4	2.5
Income tax effect of above adjustments	(72.5)	(25.3)	(202.2)	(99.4)
Adjusted earnings attributable to noncontrolling interest	(0.5)	—	(0.7)	—
Income from discontinued operations, net	(1.2)	(43.1)	(9.2)	(51.3)
Adjusted net income (3)	$207.6	$107.9	$570.0	$393.1
Adjusted EPS (4)(6)	$0.48	$0.44	$1.80	$1.60
Weighted average shares used in computing Adjusted EPS	432.9	244.5	316.3	246.4

	Three months ended November 30,		Year ended November 30,
	2016	2015	2016	2015
Net cash provided by operating activities	$163.2	$116.0	$638.3	$612.6
Capital expenditures on property and equipment	(48.3)	(25.2)	(147.6)	(122.9)
Free cash flow (5)(6)	$114.9	$90.8	$490.7	$489.7

IHS MARKIT LTD.
SUPPLEMENTAL SEGMENT OPERATING PROFIT MEASURE DISCLOSURE
(In millions)
(Unaudited)

	Three months ended November 30,		Year ended November 30,
	2016	2015	2016	2015
Adjusted EBITDA by segment:
Resources	$92.4	$90.5	$367.8	$356.8
Transportation	100.7	78.8	353.3	282.7
CMS	35.9	34.0	127.5	106.8
Financial Services	125.4	—	190.4	—
Shared services	(16.3)	(16.8)	(51.3)	(49.9)
Total Adjusted EBITDA	$338.1	$186.5	$987.7	$696.4

Adjusted EBITDA margin by segment:
Resources	43.3%	42.2%	42.7%	40.3%
Transportation	42.8%	39.6%	39.6%	37.3%
CMS	27.0%	23.9%	24.0%	19.7%
Financial Services	42.9%	N/A	42.4%	N/A
Total Adjusted EBITDA margin	38.7%	33.6%	36.1%	31.9%

(1)	EBITDA is defined as net income plus or minus net interest, plus provision for income taxes, depreciation, and amortization.

(2)
Adjusted EBITDA further excludes primarily non-cash items and other items that we do not consider to be useful in assessing our operating performance (e.g., stock-based compensation expense, restructuring charges, acquisition-related costs, exceptional litigation, net other gains and losses, pension mark-to-market and settlement expense, the impact of joint ventures and noncontrolling interests, and discontinued operations). All of the items included in the reconciliation from net income to Adjusted EBITDA are either non-cash items or items that we do not consider to be useful in assessing our operating performance. In the case of the non-cash items, we believe that investors can better assess our operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect our ability to generate free cash flow or invest in our business. For example, by excluding depreciation and amortization from EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, we believe that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

(3)
Adjusted net income is defined as net income plus primarily non-cash items and other items that management does not consider to be useful in assessing our operating performance (e.g., stock-based compensation expense, amortization related to acquired intangible assets, restructuring charges, acquisition-related costs, acquisition financing fees, net other gains and losses, pension mark-to-market and settlement expense, the impact of noncontrolling interests, and discontinued operations, all net of the related tax effects).

(4)	Adjusted EPS is defined as Adjusted net income (as defined above) divided by diluted weighted average shares.

(5)	Free cash flow is defined as net cash provided by operating activities less capital expenditures.

(6)
EBITDA, Adjusted EBITDA, Adjusted EPS, and free cash flow are used by many of our investors, research analysts, investment bankers, and lenders to assess our operating performance. For example, a measure similar to Adjusted EBITDA is required by the lenders under our term loan and revolving credit agreements.